Exhibit 99.1
PCB Bancorp Reports Record Earnings for Q3 2026
Los Angeles, California, - October 29, 2026 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank (the “Bank”), today reported net income available to common shareholders of $12.1 million, or $0.85 per diluted common share, for the third quarter of 2026, compared with $10.4 million, or $0.73 per diluted common share, for the previous quarter and $11.3 million, or $0.78 per diluted common share, for the year-ago quarter.
Q3 2026 Highlights
•Net income available to common shareholders totaled $12.1 million, or $0.85 per diluted common share, for the current quarter;
•Provision (reversal) for credit losses was $(705) thousand for the current quarter compared with $926 thousand for the previous quarter and $(381) thousand for the year-ago quarter;
•Allowance for Credit Losses (“ACL”) on loans to loans held-for-investment ratio was 1.20% at September 30, 2026 compared with 1.18% at June 30, 2026, and 1.20% at September 30, 2025;
•Net interest income was $28.8 million for the current quarter compared with $27.5 million for the previous quarter and $27.0 million for the year-ago quarter. Net interest margin was 3.35% for the current quarter compared with 3.33% for the previous quarter and 3.28% for the year-ago quarter;
•Gain on sale of loans was $1.6 million for the current quarter compared with $1.2 million for the previous quarter and $1.6 million for the year-ago quarter;
•Total assets were $3.54 billion at September 30, 2026, an increase of $67.5 million, or 1.9%, from $3.47 billion at June 30, 2026, an increase of $255.9 million, or 7.8%, from $3.28 billion at December 31, 2025, and an increase of $174.2 million, or 5.2%, from $3.36 billion at September 30, 2025;
•Loans held-for-investment were $2.84 billion at September 30, 2026, a decrease of $87.2 million, or 3.0%, from $2.93 billion at June 30, 2026, but an increase of $24.5 million, or 0.9%, from $2.82 billion at December 31, 2025 and an increase of $92.3 million, or 3.4%, from $2.75 billion at September 30, 2025; and
•Total deposits were $3.08 billion at September 30, 2026, an increase of $153.9 million, or 5.3%, from $2.92 billion at June 30, 2026, an increase of $281.2 million, or 10.1%, from $2.80 billion at December 31, 2025, and an increase of $163.1 million, or 5.6%, from $2.91 billion at September 30, 2025.
Henry Kim, President and CEO, commented, “We delivered another quarter of strong financial performance despite a competitive operating environment and continued interest rate volatility. Our results reflect disciplined execution across the organization, highlighted by record earnings, solid core deposit growth, and an improvement in net interest margin.
During the quarter, we remained focused on prudent balance sheet management and long-term risk-adjusted returns. As part of that strategy, we selectively reduced certain large commercial lending relationships that no longer met our risk and return objectives. While these actions contributed to lower loan balances, they strengthened our liquidity position and reinforced the overall quality of our balance sheet.
Our strong retail deposit growth, solid capital position, and disciplined credit culture continue to provide a foundation for sustainable growth. As we look ahead to the remainder of 2026 and into 2027, we believe we are well positioned to deploy our excess liquidity, capitalize on attractive growth opportunities, and continue delivering long-term value for our shareholders.”

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Nine Months Ended
	9/30/2026	6/30/2026	% Change	9/30/2025	% Change	9/30/2026	9/30/2025	% Change
Net income	$12,208	$10,507	16.2%	$11,412	7.0%	$33,368	$28,218	18.3%
Net income available to common shareholders	$12,122	$10,420	16.3%	$11,326	7.0%	$33,109	$28,005	18.2%
Diluted earnings per common share (“EPS”)	$0.85	$0.73	16.4%	$0.78	9.0%	$2.32	$1.94	19.6%

Net interest income	$28,819	$27,494	4.8%	$26,978	6.8%	$83,123	$77,251	7.6%
Provision (reversal) for credit losses	(705)	926	NM	(381)	85.0%	688	3,004	(77.1)%
Noninterest income	3,573	3,203	11.6%	3,414	4.7%	10,150	9,291	9.2%
Noninterest expense	16,052	15,113	6.2%	14,869	8.0%	45,979	44,172	4.1%

Return on average assets (“ROAA”) (1)	1.38%	1.24%		1.35%		1.31%	1.17%
Return on average shareholders’ equity (“ROAE”) (1)	12.03%	10.55%		11.92%		11.18%	10.10%
Return on average tangible common equity (“ROATCE”) (1),(2)	14.42%	12.65%		14.46%		13.42%	12.30%
Net interest margin (1)	3.35%	3.33%		3.28%		3.35%	3.29%
Efficiency ratio (3)	49.56%	49.23%		48.92%		49.30%	51.04%

($ in thousands, except per share data)	9/30/2026	6/30/2026	% Change	12/31/2025	% Change	9/30/2025	% Change
Total assets	$3,537,672	$3,470,124	1.9%	$3,281,771	7.8%	$3,363,506	5.2%
Net loans held-for-investment	2,810,769	2,897,281	(3.0)%	2,787,019	0.9%	2,719,554	3.4%
Total deposits	3,076,593	2,922,659	5.3%	2,795,412	10.1%	2,913,502	5.6%
Book value per common share (4)	$28.61	$28.40		$27.41		$26.93
TCE per common share (2)	$23.69	$23.49		$22.55		$22.09
Tier 1 leverage ratio (consolidated)	11.77%	11.89%		11.89%		11.57%
Total shareholders’ equity to total assets	11.37%	11.54%		11.88%		11.43%
TCE to total assets (2), (5)	9.41%	9.55%		9.78%		9.38%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)Calculated by dividing total shareholders’ equity by the number of outstanding common shares.
(5)The Company had no intangible asset component for the presented periods.

Results of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2026	6/30/2026	% Change	9/30/2025	% Change	9/30/2026	9/30/2025	% Change
Interest income/expense on
Loans	$47,154	$45,886	2.8%	$46,193	2.1%	$137,524	$134,697	2.1%
Investment securities	2,073	1,795	15.5%	1,474	40.6%	5,442	4,344	25.3%
Other interest-earning assets	3,255	2,359	38.0%	3,804	(14.4)%	8,387	8,630	(2.8)%
Total interest-earning assets	52,482	50,040	4.9%	51,471	2.0%	151,353	147,671	2.5%
Interest-bearing deposits	23,242	21,795	6.6%	23,995	(3.1)%	66,515	69,064	(3.7)%
Borrowings	421	751	(43.9)%	498	(15.5)%	1,715	1,356	26.5%
Total interest-bearing liabilities	23,663	22,546	5.0%	24,493	(3.4)%	68,230	70,420	(3.1)%
Net interest income	$28,819	$27,494	4.8%	$26,978	6.8%	$83,123	$77,251	7.6%
Average balance of
Loans	$2,902,481	$2,885,996	0.6%	$2,784,148	4.3%	$2,876,614	$2,738,957	5.0%
Investment securities	195,312	178,716	9.3%	152,084	28.4%	178,402	149,914	19.0%
Other interest-earning assets	311,417	249,717	24.7%	327,637	(5.0)%	266,040	246,396	8.0%
Total interest-earning assets	$3,409,210	$3,314,429	2.9%	$3,263,869	4.5%	$3,321,056	$3,135,267	5.9%
Interest-bearing deposits	$2,445,630	$2,326,163	5.1%	$2,326,170	5.1%	$2,350,909	$2,218,542	6.0%
Borrowings	42,000	76,374	(45.0)%	43,109	(2.6)%	58,073	39,586	46.7%
Total interest-bearing liabilities	$2,487,630	$2,402,537	3.5%	$2,369,279	5.0%	$2,408,982	$2,258,128	6.7%
Total funding (1)	$3,041,978	$2,946,585	3.2%	$2,910,522	4.5%	$2,953,418	$2,788,686	5.9%
Annualized average yield/cost of
Loans	6.45%	6.38%		6.58%		6.39%	6.58%
Investment securities	4.21%	4.03%		3.85%		4.08%	3.87%
Other interest-earning assets	4.15%	3.79%		4.61%		4.21%	4.68%
Total interest-earning assets	6.11%	6.06%		6.26%		6.09%	6.30%
Interest-bearing deposits	3.77%	3.76%		4.09%		3.78%	4.16%
Borrowings	3.98%	3.94%		4.58%		3.95%	4.58%
Total interest-bearing liabilities	3.77%	3.76%		4.10%		3.79%	4.17%
Net interest margin	3.35%	3.33%		3.28%		3.35%	3.29%
Cost of total funding (1)	3.09%	3.07%		3.34%		3.09%	3.38%
Supplementary information
Net accretion of discount on loans	$759	$584	30.0%	$563	34.8%	$1,860	$2,045	(9.0)%
Net amortization of deferred loan fees	$579	$357	62.2%	$433	33.7%	$1,289	$1,113	15.8%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
The increase in net interest margin for the current quarter compared with the previous quarter was primarily due to an increase in average yield on interest earning assets, partially offset by an increase in average cost of interest-bearing deposits. The increases for the current quarter and year-to-date period compared with the same periods of 2025 were primarily due to a decrease in average cost of interest-bearing deposits, partially offset by a decrease in average yield on interest earning assets.

Loans. The increase in average yield for the current quarter compared with the previous quarter was primarily due to increases in weighted-average interest rates on loans, net accretion of discount on loans and net amortization of deferred loan fees. The decrease for the current quarter compared with the year-ago quarter was primarily due to a decrease in weighted-average interest rates on loans, partially offset by increases in net accretion of discount on loans and net amortization of deferred loan fees. The decrease for the current year-to-date period compared with the previous year-to-date period was primarily due to decreases in weighted-average interest rates on loans and net accretion of discount on loans, partially offset by an increase in net amortization of deferred loan fees.
The following table presents a composition of total loans by interest rate type accompanied by the weighted-average contractual rates as of the dates indicated:

	9/30/2026		6/30/2026		12/31/2025		9/30/2025
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	18.9%	5.82%	18.0%	5.76%	17.5%	5.60%	18.2%	5.60%
Hybrid rate loans	39.3%	5.84%	39.9%	5.67%	39.7%	5.57%	39.5%	5.51%
Variable rate loans	41.8%	7.00%	42.1%	6.82%	42.8%	6.93%	42.3%	7.38%

Investment Securities. The increases in average yield for the current quarter and year-to-date period were primarily due to higher yields on newly purchased investment securities.
Other Interest-Earning Assets. The increase in average yield for the current quarter compared with the previous quarter was primarily due to a special dividend on Federal Home Loan Bank (“FHLB”) stock of $253 thousand. The decreases for the current quarter and year-to-date period compared with the same periods of 2025 were primarily due to a decrease in average interest rate on cash held at the Federal Reserve Bank, partially offset by an increase in dividends received on FHLB stock.
Interest-Bearing Deposits. The decreases in average cost for the current quarter and year-to-date period compared with the same periods of 2025 were primarily due to decreases in market rates.
Provision (reversal) for credit losses
The following table presents a composition of provision for credit losses for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2026	6/30/2026	% Change	9/30/2025	% Change	9/30/2026	9/30/2025	% Change
Provision (reversal) for credit losses on loans	$(651)	$798	NM	$(428)	52.1%	$765	$2,884	(73.5)%
Provision (reversal) for credit losses on off-balance sheet credit exposure	(54)	128	NM	47	NM	(77)	120	NM
Total provision (reversal) for credit losses	$(705)	$926	NM	$(381)	85.0%	$688	$3,004	(77.1)%

The reversal for credit losses on loans for the current quarter was primarily due to a decrease in loans held-for-investment, partially offset by an increase in nonaccrual loans held-for-investment.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2026	6/30/2026	% Change	9/30/2025	% Change	9/30/2026	9/30/2025	% Change
Gain on sale of loans	$1,626	$1,182	37.6%	$1,617	0.6%	$4,217	$3,969	6.2%
Service charges and fees on deposits	457	450	1.6%	377	21.2%	1,337	1,124	19.0%
Loan servicing income	650	802	(19.0)%	719	(9.6)%	2,253	2,204	2.2%
Bank-owned life insurance (“BOLI”) income	287	281	2.1%	259	10.8%	842	759	10.9%
Other income	553	488	13.3%	442	25.1%	1,501	1,235	21.5%
Total noninterest income	$3,573	$3,203	11.6%	$3,414	4.7%	$10,150	$9,291	9.2%

Gain on Sale of Loans. The following table presents information on gain (loss) on sale of loans for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2026	6/30/2026	% Change	9/30/2025	% Change	9/30/2026	9/30/2025	% Change
Gain on sale of SBA loans
Sold loan balance	$23,044	$17,095	34.8%	$29,017	(20.6)%	$61,969	$72,569	(14.6)%
Premium received	1,798	1,430	25.7%	1,852	(2.9)%	4,809	4,810	—%
Gain recognized	1,626	1,219	33.4%	1,617	0.6%	4,254	3,969	7.2%
Percentage to sold loan balance
Premium	7.8%	8.4%		6.4%		7.8%	6.6%
Gain	7.1%	7.1%		5.6%		6.9%	5.5%
Loss on sale of other loans
Sold loan balance	$—	$1,071	(100.0)%	$—	—%	$1,071	$—	NA
Loss recognized	—	(37)	(100.0)%	—	—%	(37)	—	NA

The other loan sold during the previous quarter of $1.1 million was a commercial property loan, which was transferred to loans held-for-sale from loans held-for-investment during the first quarter of 2026.
Loan Servicing Income. The Company services SBA loans and certain residential property loans sold to the secondary market. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2026	6/30/2026	% Change	9/30/2025	% Change	9/30/2026	9/30/2025	% Change
Loan servicing income
Servicing income received	$1,215	$1,243	(2.3)%	$1,247	(2.6)%	$3,676	$3,771	(2.5)%
Servicing assets amortization	(565)	(441)	28.1%	(528)	7.0%	(1,423)	(1,567)	(9.2)%
Loan servicing income	$650	$802	(19.0)%	$719	(9.6)%	$2,253	$2,204	2.2%
Underlying loans at end of period	$497,197	$503,429	(1.2)%	$518,309	(4.1)%	$497,197	$518,309	(4.1)%

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2026	6/30/2026	% Change	9/30/2025	% Change	9/30/2026	9/30/2025	% Change
Salaries and employee benefits	$10,026	$9,551	5.0%	$9,293	7.9%	$29,297	$27,212	7.7%
Occupancy and equipment	2,283	2,369	(3.6)%	2,372	(3.8)%	6,929	7,040	(1.6)%
Professional fees	834	645	29.3%	541	54.2%	2,013	1,974	2.0%
Marketing and business promotion	636	446	42.6%	669	(4.9)%	1,538	1,509	1.9%
Data processing	359	342	5.0%	333	7.8%	1,038	983	5.6%
Director fees and expenses	224	223	0.4%	223	0.4%	670	674	(0.6)%
Regulatory assessments	386	368	4.9%	373	3.5%	1,115	1,075	3.7%
Other expense	1,304	1,169	11.5%	1,065	22.4%	3,379	3,705	(8.8)%
Total noninterest expense	$16,052	$15,113	6.2%	$14,869	8.0%	$45,979	$44,172	4.1%

Salaries and Employee Benefits. The increase for the current quarter compared with the previous quarter was primarily due to increases in wages, incentives tied to sales of SBA loans, vacation accrual and group insurance. The increases for the current quarter and year-to-date period compared with the same periods of 2025 were primarily due to increases in wages, incentives tied to sales of SBA loans, vacation accrual and group insurance, partially offset by an increase in direct loan origination cost, which offsets and defers the recognition of salaries and benefits expense. The number of full-time equivalent employees was 276, 274 and 270 as of September 30, 2026, June 30, 2026 and September 30, 2025, respectively.
Professional Fees. The increases for the current quarter compared with the previous and year-ago quarters were due to increases in legal fees and internal audit fees. The increase for the current year-to-date period compared with the previous year-to-date period was primarily due to the increases in legal fees and internal audit during the current year-to-date period, partially offset by additional professional fees incurred related to evaluating the accounting for a preferred stock purchase option during the previous year-to-date period.
Marketing and Business Promotion. The increase for the current quarter compared with the previous quarter was primarily due to an increase in advertising.
Other Expense. The increases for the current quarter compared with the previous and year-ago quarter were primarily due to an increase in legal settlements related expenses, partially offset by a decrease in office operating expense. The decrease for the current year-to-date period compared with the previous year-to-date period was primarily due to impairments on operating lease assets of $238 thousand for sublease contracts and a decrease in office operating expense, partially offset by an increase in legal settlement related expenses.

Balance Sheet (Unaudited)
Total assets were $3.54 billion at September 30, 2026, an increase of $67.5 million, or 1.9%, from $3.47 billion at June 30, 2026, an increase of $255.9 million, or 7.8%, from $3.28 billion at December 31, 2025, and an increase of $174.2 million, or 5.2%, from $3.36 billion at September 30, 2025. The increase for the current quarter was primarily due to an increase in total cash and cash equivalents, partially offset by a decrease in loans held-for-investment. The increase for the current year was primarily due to increases in total cash and cash equivalents, loans held-for-investment and other assets. During the current year, the Company invested $8.0 million in qualified affordable housing projects.
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment) as of the dates indicated:

($ in thousands)	9/30/2026	6/30/2026	% Change	12/31/2025	% Change	9/30/2025	% Change
Commercial real estate:
Commercial property	$1,100,476	$1,120,171	(1.8)%	$1,071,396	2.7%	$1,039,965	5.8%
Business property	650,596	697,627	(6.7)%	638,063	2.0%	639,596	1.7%
Multifamily	213,592	208,797	2.3%	175,579	21.7%	172,098	24.1%
Construction	11,142	11,121	0.2%	18,561	(40.0)%	25,911	(57.0)%
Total commercial real estate	1,975,806	2,037,716	(3.0)%	1,903,599	3.8%	1,877,570	5.2%
Commercial and industrial	449,325	494,944	(9.2)%	508,662	(11.7)%	465,424	(3.5)%
Consumer:
Residential mortgage	414,487	393,414	5.4%	401,337	3.3%	401,653	3.2%
Other consumer	5,238	5,945	(11.9)%	6,802	(23.0)%	7,867	(33.4)%
Total consumer	419,725	399,359	5.1%	408,139	2.8%	409,520	2.5%
Loans held-for-investment	2,844,856	2,932,019	(3.0)%	2,820,400	0.9%	2,752,514	3.4%
Loans held-for-sale	2,318	2,937	(21.1)%	12,077	(80.8)%	9,634	(75.9)%
Total loans	$2,847,174	$2,934,956	(3.0)%	$2,832,477	0.5%	$2,762,148	3.1%

SBA loans included in:
Loans held-for-investment	$148,641	$145,457	2.2%	$146,549	1.4%	$151,766	(2.1)%
Loans held-for-sale	$2,318	$2,937	(21.1)%	$12,077	(80.8)%	$9,634	(75.9)%

ACL on loans	$34,087	$34,738	(1.9)%	$33,381	2.1%	$32,960	3.4%
ACL on loans to loans held-for-investment	1.20%	1.18%		1.18%		1.20%

The decrease in loans held-for-investment for the current quarter was primarily due to pay-downs and pay-offs of term loans of $175.2 million, net decrease of lines of credit of $37.6 million, and charge-offs of $35 thousand, partially offset by new funding of term loans of $125.6 million. The increase for the current year-to-date period was primarily due to new funding of term loans of $416.5 million, partially offset by pay-downs and pay-offs of term loans of $329.6 million, net decrease of lines of credit of $61.2 million, a loan transferred to loans held-for-sale of $1.1 million, and charge-offs of $130 thousand.
The decrease in loans held-for-sale for the current quarter was primarily due to sales of $23.0 million and pay-downs of $52 thousand, partially offset by new funding of $22.5 million. The decrease for the current year-to-date period was primarily due to sales of $63.0 million and pay-downs of $310 thousand, partially offset by new funding of $52.5 million and a loan transferred from loans held-for-investment of $1.1 million.

The following table presents a composition of off-balance sheet credit exposure as of the dates indicated:

($ in thousands)	9/30/2026	6/30/2026	% Change	12/31/2025	% Change	9/30/2025	% Change
Commercial property	$12,270	$10,069	21.9%	$11,344	8.2%	$13,772	(10.9)%
Business property	7,425	8,297	(10.5)%	7,569	(1.9)%	10,740	(30.9)%
Construction	3,011	3,022	(0.4)%	5,229	(42.4)%	7,688	(60.8)%
Commercial and industrial	374,639	335,523	11.7%	342,593	9.4%	373,560	0.3%
Other consumer	1,535	1,536	(0.1)%	1,347	14.0%	1,357	13.1%
Total commitments to extend credit	398,880	358,447	11.3%	368,082	8.4%	407,117	(2.0)%
Letters of credit	15,733	7,984	97.1%	7,330	114.6%	7,074	122.4%
Total off-balance sheet credit exposure	$414,613	$366,431	13.1%	$375,412	10.4%	$414,191	0.1%

Credit Quality
The following table presents a summary of non-performing loans and assets, and classified assets as of the dates indicated:

($ in thousands)	9/30/2026	6/30/2026	% Change	12/31/2025	% Change	9/30/2025	% Change
Nonaccrual loans
Commercial real estate:
Commercial property	$4,642	$1,331	248.8%	$1,403	230.9%	$1,448	220.6%
Business property	1,598	1,330	20.2%	938	70.4%	962	66.1%
Total commercial real estate	6,240	2,661	134.5%	2,341	166.6%	2,410	158.9%
Commercial and industrial	652	607	7.4%	161	305.0%	378	72.5%
Consumer:
Residential mortgage	5,355	5,446	(1.7)%	5,403	(0.9)%	5,370	(0.3)%
Other consumer	3	6	(50.0)%	5	(40.0)%	—	NM
Total consumer	5,358	5,452	(1.7)%	5,408	(0.9)%	5,370	(0.2)%
Total nonaccrual loans held-for-investment	12,250	8,720	40.5%	7,910	54.9%	8,158	50.2%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
Non-performing loans (“NPLs”)	12,250	8,720	40.5%	7,910	54.9%	8,158	50.2%
NPLs held-for-sale	—	—	—%	—	—%	—	—%
Total NPLs	12,250	8,720	40.5%	7,910	54.9%	8,158	50.2%
Other real estate owned (“OREO”)	—	—	—%	—	—%	—	—%
Non-performing assets (“NPAs”)	$12,250	$8,720	40.5%	$7,910	54.9%	$8,158	50.2%
Loans past due and still accruing
Past due 30 to 59 days	$604	$339	78.2%	$943	(35.9)%	$1,548	(61.0)%
Past due 60 to 89 days	48	55	(12.7)%	12	300.0%	—	NM
Past due 90 days or more	—	—	—%	—	—%	—	—%
Total loans past due and still accruing	$652	$394	65.5%	955	(31.7)%	$1,548	(57.9)%
Special mention loans	$6,368	$6,412	(0.7)%	$6,435	(1.0)%	$6,477	(1.7)%
Classified assets
Classified loans held-for-investment	$13,633	$10,525	29.5%	$9,159	48.8%	$10,172	34.0%
Classified loans held-for-sale	—	—	—%	—	—%	—	—%
OREO	—	—	—%	—	—%	—	—%
Classified assets	$13,633	$10,525	29.5%	$9,159	48.8%	$10,172	34.0%
NPLs to loans held-for-investment	0.43%	0.30%		0.28%		0.30%
NPAs to total assets	0.35%	0.25%		0.24%		0.24%
Classified assets to total assets	0.39%	0.30%		0.28%		0.30%

Allowance for Credit Losses
The following table presents activity in ACL for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2026	6/30/2026	% Change	9/30/2025	% Change	9/30/2026	9/30/2025	% Change
ACL on loans
Balance at beginning of period	$34,738	$33,943	2.3%	$33,554	3.5%	$33,381	$30,628	9.0%
Charge-offs	(35)	(19)	84.2%	(454)	(92.3)%	(130)	(927)	(86.0)%
Recoveries	35	16	118.8%	288	(87.8)%	71	375	(81.1)%
Provision (reversal) for credit losses on loans	(651)	798	NM	(428)	52.1%	765	2,884	(73.5)%
Balance at end of period	$34,087	$34,738	(1.9)%	$32,960	3.4%	$34,087	$32,960	3.4%
ACL on off-balance sheet credit exposure
Balance at beginning of period	$1,520	$1,392	9.2%	$1,263	20.3%	$1,543	$1,190	29.7%
Provision (reversal) for credit losses on off-balance sheet credit exposure	(54)	128	NM	47	NM	(77)	120	NM
Balance at end of period	$1,466	$1,520	(3.6)%	$1,310	11.9%	$1,466	$1,310	11.9%

Investment Securities
Total investment securities were $190.2 million at September 30, 2026, an increase of $5.9 million, or 3.2%, from $184.3 million at June 30, 2026, an increase of $30.2 million, or 18.9%, from $160.0 million at December 31, 2025, and an increase of $39.9 million, or 26.6%, from $150.3 million at September 30, 2025. The increase for the current quarter was primarily due to purchases of $25.9 million, partially offset by principal pay-downs of $11.7 million, a fair value decrease of $8.3 million and net premium amortization of $42 thousand. The increase for the current year-to-date period was primarily due to purchases of $66.9 million, partially offset by principal pay-downs of $26.5 million, a fair value decrease of $10.0 million and net premium amortization of $114 thousand.
Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	9/30/2026		6/30/2026		12/31/2025		9/30/2025
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$579,783	18.8%	$569,367	19.5%	$555,645	19.9%	$551,312	18.9%
Interest-bearing deposits:
Savings, NOW and money market accounts
Retail	816,128	26.4%	706,940	24.1%	676,074	24.1%	669,373	22.9%
Wholesale - brokered	1	0.1%	1	0.1%	1	0.1%	1	0.1%
Time deposits of $250,000 or less
Retail	587,744	19.2%	578,814	19.8%	574,519	20.6%	580,300	19.9%
Wholesale - brokered	245,829	7.9%	245,829	8.4%	280,540	10.1%	381,000	13.0%
Time deposits of more than $250,000
Retail	727,108	23.7%	701,708	24.0%	648,633	23.1%	671,516	23.1%
Wholesale - state	120,000	3.9%	120,000	4.1%	60,000	2.1%	60,000	2.1%
Total interest-bearing deposits	2,496,810	81.2%	2,353,292	80.5%	2,239,767	80.1%	2,362,190	81.1%
Total deposits	$3,076,593	100.0%	$2,922,659	100.0%	$2,795,412	100.0%	$2,913,502	100.0%

Total retail deposits	$2,710,763	88.1%	$2,556,829	87.4%	$2,454,871	87.7%	$2,472,501	84.8%
Total wholesale deposits	$365,830	11.9%	$365,830	12.6%	$340,541	12.3%	$441,001	15.2%

Estimated total deposits not covered by deposit insurance	$1,527,426	49.6%	$1,363,432	46.7%	$1,270,159	45.4%	$1,275,127	43.8%

The increase in retail time deposits for the current quarter was primarily due to new accounts of $115.6 million, renewals of matured accounts of $303.8 million and balance increases of $17.8 million, partially offset by matured and closed accounts of $402.9 million. The increase for the current year-to-date period was primarily due to new accounts of $325.0 million, renewals of the matured accounts of $997.8 million and balance increases of $45.3 million, partially offset by matured and closed accounts of $1.28 billion.

Liquidity
The following table presents a summary of the Company’s liquidity position as of the dates indicated:

($ in thousands)	9/30/2026	12/31/2025	% Change
Cash and cash equivalents	$413,199	$207,142	99.5%
Cash and cash equivalents to total assets	11.7%	6.3%

Available borrowing capacity
FHLB advances	$867,226	$840,607	3.2%
Federal Reserve Discount Window	941,227	841,563	11.8%
Overnight federal funds lines	65,000	65,000	—%
Total	$1,873,453	$1,747,170	7.2%
Total available borrowing capacity to total assets	53.0%	53.2%

Shareholders’ Equity
Shareholders’ equity was $402.1 million at September 30, 2026, an increase of $1.7 million, or 0.4%, from $400.5 million at June 30, 2026, an increase of $12.1 million, or 3.1%, from $390.0 million at December 31, 2025, and an increase of $17.6 million, or 4.6%, from $384.5 million at September 30, 2025.
The increase for the current quarter was primarily due to net income and proceeds from stock option exercises of $341 thousand, partially offset by repurchases of common stock of $2.0 million, cash dividends declared on common stock of $3.1 million and preferred stock dividends of $86 thousand, and an increase in accumulated other comprehensive loss of $5.9 million. The increase for the current year-to-date period was primarily due to net income and proceeds from stock option exercises of $654 thousand, partially offset by cash dividends declared on common stock of $9.3 million, repurchases of common stock of $5.8 million and preferred stock dividends of $259 thousand, and an increase in accumulated other comprehensive loss of $7.2 million.
Stock Repurchases
During the current year-to-date period, the Company repurchased and retired 219,526 shares of common stock at a weighted-average price of $26.51, totaling $5.8 million under the stock repurchase program that was first announced in 2023 and extended in 2024 and 2025. This stock repurchase program had been completed as of July 23, 2026. On September 28, 2026, the Company’s Board of Directors approved a new stock repurchase program authorizing the repurchase of up to 700,000 shares of common stock through September 22, 2027. As of September 30, 2026, the Company is authorized to purchase 700,000 shares under this new stock repurchase program.
In 2025, the Company repurchased and retired 358,251 shares of common stock at a weighted-average price of $19.82, totaling $7.1 million.
Series C Preferred Stock
The Company paid dividends of $86 thousand and $259 thousand for the current quarter and year-to-date period, respectively.
Capital Ratios
The following table presents capital ratios for the Company and the Bank as of the dates indicated:

	9/30/2026	6/30/2026	12/31/2025	9/30/2025	Well Capitalized Minimum Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	11.98%	11.41%	11.46%	11.52%	6.50%
Total capital (to risk-weighted assets)	15.63%	14.98%	15.13%	15.24%	10.00%
Tier 1 capital (to risk-weighted assets)	14.39%	13.75%	13.89%	14.00%	8.00%
Tier 1 capital (to average assets)	11.77%	11.89%	11.89%	11.57%	5.00%
PCB Bank
Common tier 1 capital (to risk-weighted assets)	13.96%	13.35%	13.49%	13.61%	6.50%
Total capital (to risk-weighted assets)	15.20%	14.58%	14.72%	14.85%	10.00%
Tier 1 capital (to risk-weighted assets)	13.96%	13.35%	13.49%	13.61%	8.00%
Tier 1 capital (to average assets)	11.42%	11.54%	11.55%	11.25%	5.00%

About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phrases of similar meaning. We caution that forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact on the Company and its customers resulting from any adverse developments in real estate markets, inflation levels and interest rates; the impacts of the conflicts in the Middle East on the national and global economies and markets; the impact of governmental monetary policy; any material weaknesses in the Company’s internal control over financial reporting that we have identified or may identify; the impacts of sanctions, tariffs and other trade policies of the United States and its global trading partners and tensions related to the same; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; the ability of the Company to manage liquidity; changes in the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber-security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; litigation costs and outcomes; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, wildfires and other disasters, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other filings the Company makes with the SEC, which are available without charge at the SEC’s website (http://www.sec.gov) and on the investor relations section of the Company’s website at www.mypcbbank.com. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Senior Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	9/30/2026	6/30/2026	% Change	12/31/2025	% Change	9/30/2025	% Change
Assets
Cash and due from banks	$24,120	$30,896	(21.9)%	$25,319	(4.7)%	$24,366	(1.0)%
Interest-bearing deposits in other financial institutions	389,079	234,301	66.1%	181,823	114.0%	345,132	12.7%
Total cash and cash equivalents	413,199	265,197	55.8%	207,142	99.5%	369,498	11.8%
Securities available-for-sale, at fair value	190,185	184,318	3.2%	160,009	18.9%	150,279	26.6%
Loans held-for-sale	2,318	2,937	(21.1)%	12,077	(80.8)%	9,634	(75.9)%
Loans held-for-investment	2,844,856	2,932,019	(3.0)%	2,820,400	0.9%	2,752,514	3.4%
Allowance for credit losses on loans	(34,087)	(34,738)	(1.9)%	(33,381)	2.1%	(32,960)	3.4%
Net loans held-for-investment	2,810,769	2,897,281	(3.0)%	2,787,019	0.9%	2,719,554	3.4%
Premises and equipment, net	7,021	7,296	(3.8)%	8,194	(14.3)%	8,604	(18.4)%
Federal Home Loan Bank and other bank stock	15,170	15,170	—%	14,978	1.3%	14,978	1.3%
Bank-owned life insurance	33,638	33,351	0.9%	32,796	2.6%	32,525	3.4%
Deferred tax assets, net	10,140	9,977	1.6%	9,210	10.1%	7,164	41.5%
Servicing assets	5,644	5,655	(0.2)%	5,627	0.3%	5,883	(4.1)%
Operating lease assets	15,941	15,844	0.6%	17,158	(7.1)%	17,136	(7.0)%
Accrued interest receivable	10,951	10,574	3.6%	10,669	2.6%	10,829	1.1%
Other assets	22,696	22,524	0.8%	16,892	34.4%	17,422	30.3%
Total assets	$3,537,672	$3,470,124	1.9%	$3,281,771	7.8%	$3,363,506	5.2%
Liabilities
Deposits
Noninterest-bearing demand	$579,783	$569,367	1.8%	$555,645	4.3%	$551,312	5.2%
Savings, NOW and money market accounts	816,129	706,941	15.4%	676,075	20.7%	669,374	21.9%
Time deposits of $250,000 or less	833,573	824,643	1.1%	855,059	(2.5)%	961,299	(13.3)%
Time deposits of more than $250,000	847,108	821,708	3.1%	708,633	19.5%	731,517	15.8%
Total deposits	3,076,593	2,922,659	5.3%	2,795,412	10.1%	2,913,502	5.6%
Other short-term borrowings	—	10,000	(100.0)%	—	—%	—	—%
Federal Home Loan Bank advances	—	80,000	(100.0)%	34,000	(100.0)%	—	—%
Operating lease liabilities	17,820	17,701	0.7%	18,996	(6.2)%	18,961	(6.0)%
Accrued interest payable and other liabilities	41,129	39,301	4.7%	43,337	(5.1)%	46,542	(11.6)%
Total liabilities	3,135,542	3,069,661	2.1%	2,891,745	8.4%	2,979,005	5.3%
Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	69,141	69,141	—%	69,141	—%	69,141	—%
Common stock	134,767	136,237	(1.1)%	139,256	(3.2)%	140,580	(4.1)%
Retained earnings	210,245	201,214	4.5%	186,485	12.7%	180,189	16.7%
Accumulated other comprehensive loss, net	(12,023)	(6,129)	96.2%	(4,856)	147.6%	(5,409)	122.3%
Total shareholders’ equity	402,130	400,463	0.4%	390,026	3.1%	384,501	4.6%
Total liabilities and shareholders’ equity	$3,537,672	$3,470,124	1.9%	$3,281,771	7.8%	$3,363,506	5.2%

Outstanding common shares	14,056,981	14,102,189		14,230,428		14,277,164
Book value per common share (1)	$28.61	$28.40		$27.41		$26.93
TCE per common share (2)	$23.69	$23.49		$22.55		$22.09
Total loan to total deposit ratio	92.54%	100.42%		101.33%		94.81%
Noninterest-bearing deposits to total deposits	18.84%	19.48%		19.88%		18.92%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company had no intangible equity components for the presented periods.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2026	6/30/2026	% Change	9/30/2025	% Change	9/30/2026	9/30/2025	% Change
Interest and dividend income
Loans, including fees	$47,154	$45,886	2.8%	$46,193	2.1%	$137,524	$134,697	2.1%
Investment securities	2,073	1,795	15.5%	1,474	40.6%	5,442	4,344	25.3%
Other interest-earning assets	3,255	2,359	38.0%	3,804	(14.4)%	8,387	8,630	(2.8)%
Total interest income	52,482	50,040	4.9%	51,471	2.0%	151,353	147,671	2.5%
Interest expense
Deposits	23,242	21,795	6.6%	23,995	(3.1)%	66,515	69,064	(3.7)%
Other borrowings	421	751	(43.9)%	498	(15.5)%	1,715	1,356	26.5%
Total interest expense	23,663	22,546	5.0%	24,493	(3.4)%	68,230	70,420	(3.1)%
Net interest income	28,819	27,494	4.8%	26,978	6.8%	83,123	77,251	7.6%
Provision (reversal) for credit losses	(705)	926	NM	(381)	85.0%	688	3,004	(77.1)%
Net interest income after provision (reversal) for credit losses	29,524	26,568	11.1%	27,359	7.9%	82,435	74,247	11.0%
Noninterest income
Gain on sale of loans	1,626	1,182	37.6%	1,617	0.6%	4,217	3,969	6.2%
Service charges and fees on deposits	457	450	1.6%	377	21.2%	1,337	1,124	19.0%
Loan servicing income	650	802	(19.0)%	719	(9.6)%	2,253	2,204	2.2%
BOLI income	287	281	2.1%	259	10.8%	842	759	10.9%
Other income	553	488	13.3%	442	25.1%	1,501	1,235	21.5%
Total noninterest income	3,573	3,203	11.6%	3,414	4.7%	10,150	9,291	9.2%
Noninterest expense
Salaries and employee benefits	10,026	9,551	5.0%	9,293	7.9%	29,297	27,212	7.7%
Occupancy and equipment	2,283	2,369	(3.6)%	2,372	(3.8)%	6,929	7,040	(1.6)%
Professional fees	834	645	29.3%	541	54.2%	2,013	1,974	2.0%
Marketing and business promotion	636	446	42.6%	669	(4.9)%	1,538	1,509	1.9%
Data processing	359	342	5.0%	333	7.8%	1,038	983	5.6%
Director fees and expenses	224	223	0.4%	223	0.4%	670	674	(0.6)%
Regulatory assessments	386	368	4.9%	373	3.5%	1,115	1,075	3.7%
Other expense	1,304	1,169	11.5%	1,065	22.4%	3,379	3,705	(8.8)%
Total noninterest expense	16,052	15,113	6.2%	14,869	8.0%	45,979	44,172	4.1%
Income before income taxes	17,045	14,658	16.3%	15,904	7.2%	46,606	39,366	18.4%
Income tax expense	4,837	4,151	16.5%	4,492	7.7%	13,238	11,148	18.7%
Net income	12,208	10,507	16.2%	11,412	7.0%	33,368	28,218	18.3%
Preferred stock dividends	86	87	(1.1)%	86	—%	259	213	21.6%
Net income available to common shareholders	$12,122	$10,420	16.3%	$11,326	7.0%	$33,109	$28,005	18.2%

Earnings per common share
Basic	$0.86	$0.73		$0.79		$2.34	$1.95
Diluted	$0.85	$0.73		$0.78		$2.32	$1.94
Average common shares
Basic	13,972,293	14,107,290		14,201,054		14,073,270	14,228,524
Diluted	14,095,095	14,220,414		14,325,956		14,193,697	14,354,284

Dividend paid per common share	$0.22	$0.22		$0.20		$0.66	$0.60
ROAA (1)	1.38%	1.24%		1.35%		1.31%	1.17%
ROAE (1)	12.03%	10.55%		11.92%		11.18%	10.10%
ROATCE (1), (2)	14.42%	12.65%		14.46%		13.42%	12.30%
Efficiency ratio (3)	49.56%	49.23%		48.92%		49.30%	51.04%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	9/30/2026			6/30/2026			9/30/2025
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,902,481	$47,154	6.45%	$2,885,996	$45,886	6.38%	$2,784,148	$46,193	6.58%
Mortgage-backed securities	164,122	1,754	4.24%	150,065	1,534	4.10%	120,226	1,167	3.85%
Collateralized mortgage obligation	17,019	158	3.68%	17,713	163	3.69%	19,957	197	3.92%
SBA loan pool securities	3,356	25	2.96%	3,695	29	3.15%	4,686	41	3.47%
Municipal bonds (2)	2,446	22	3.57%	2,459	22	3.59%	2,411	22	3.62%
Corporate bonds	8,369	114	5.40%	4,784	47	3.94%	4,804	47	3.88%
Other interest-earning assets	311,417	3,255	4.15%	249,717	2,359	3.79%	327,637	3,804	4.61%
Total interest-earning assets	3,409,210	52,482	6.11%	3,314,429	50,040	6.06%	3,263,869	51,471	6.26%
Noninterest-earning assets
Cash and due from banks	24,291			23,224			23,539
ACL on loans	(34,732)			(33,951)			(33,548)
Other assets	104,124			99,850			100,728
Total noninterest-earning assets	93,683			89,123			90,719
Total assets	$3,502,893			$3,403,552			$3,354,588
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$774,135	6,865	3.52%	$683,731	5,872	3.44%	$612,527	5,698	3.69%
Savings	4,904	3	0.24%	4,995	3	0.24%	5,519	3	0.22%
Time deposits	1,666,591	16,374	3.90%	1,637,437	15,920	3.90%	1,708,124	18,294	4.25%
Total interest-bearing deposits	2,445,630	23,242	3.77%	2,326,163	21,795	3.76%	2,326,170	23,995	4.09%
Other borrowings	42,000	421	3.98%	76,374	751	3.94%	43,109	498	4.58%
Total interest-bearing liabilities	2,487,630	23,663	3.77%	2,402,537	22,546	3.76%	2,369,279	24,493	4.10%
Noninterest-bearing liabilities
Noninterest-bearing demand	554,348			544,048			541,243
Other liabilities	58,254			57,499			64,232
Total noninterest-bearing liabilities	612,602			601,547			605,475
Total liabilities	3,100,232			3,004,084			2,974,754
Total shareholders’ equity	402,661			399,468			379,834
Total liabilities and shareholders’ equity	$3,502,893			$3,403,552			$3,354,588
Net interest income		$28,819			$27,494			$26,978
Net interest spread (3)			2.34%			2.30%			2.16%
Net interest margin (4)			3.35%			3.33%			3.28%
Total deposits	$2,999,978	$23,242	3.07%	$2,870,211	$21,795	3.05%	$2,867,413	$23,995	3.32%
Total funding (5)	$3,041,978	$23,663	3.09%	$2,946,585	$22,546	3.07%	$2,910,522	$24,493	3.34%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Nine Months Ended
	9/30/2026			9/30/2025
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,876,614	$137,524	6.39%	$2,738,957	$134,697	6.58%
Mortgage-backed securities	148,525	4,593	4.13%	117,040	3,387	3.87%
Collateralized mortgage obligation	17,720	490	3.70%	20,530	610	3.97%
SBA loan pool securities	3,701	85	3.07%	5,322	141	3.54%
Municipal bonds (2)	2,469	66	3.57%	2,405	65	3.61%
Corporate bonds	5,987	208	4.64%	4,617	141	4.08%
Other interest-earning assets	266,040	8,387	4.21%	246,396	8,630	4.68%
Total interest-earning assets	3,321,056	151,353	6.09%	3,135,267	147,671	6.30%
Noninterest-earning assets
Cash and due from banks	23,676			23,817
ACL on loans	(34,014)			(32,063)
Other assets	100,853			100,101
Total noninterest-earning assets	90,515			91,855
Total assets	$3,411,571			$3,227,122
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$712,343	18,480	3.47%	$543,570	14,767	3.63%
Savings	5,085	9	0.24%	5,488	10	0.24%
Time deposits	1,633,481	48,026	3.93%	1,669,484	54,287	4.35%
Total interest-bearing deposits	2,350,909	66,515	3.78%	2,218,542	69,064	4.16%
Other borrowings	58,073	1,715	3.95%	39,586	1,356	4.58%
Total interest-bearing liabilities	2,408,982	68,230	3.79%	2,258,128	70,420	4.17%
Noninterest-bearing liabilities
Noninterest-bearing demand	544,436			530,558
Other liabilities	59,222			64,997
Total noninterest-bearing liabilities	603,658			595,555
Total liabilities	3,012,640			2,853,683
Total shareholders’ equity	398,931			373,439
Total liabilities and shareholders’ equity	$3,411,571			$3,227,122
Net interest income		$83,123			$77,251
Net interest spread (3)			2.30%			2.13%
Net interest margin (4)			3.35%			3.29%
Total deposits	$2,895,345	$66,515	3.07%	$2,749,100	$69,064	3.36%
Total funding (5)	$2,953,418	$68,230	3.09%	$2,788,686	$70,420	3.38%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Non-GAAP Financial Measures
Return on average tangible common equity, tangible common equity per common share and tangible common equity to total assets ratios
The Company's TCE is calculated by subtracting preferred stock from shareholders’ equity. The Company had no intangible assets for the presented periods. ROATCE, TCE per common share, and TCE to total assets constitute supplemental financial information determined by methods other than in accordance with Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures are used by management in its analysis of the Company's performance. These non-GAAP financial measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. The following tables provide reconciliations of the non-GAAP financial measures with financial measures defined by GAAP.

($ in thousands)		Three Months Ended			Nine Months Ended
		9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Average total shareholders' equity	(a)	$402,661	$399,468	$379,834	$398,931	$373,439
Less: average preferred stock	(b)	69,141	69,141	69,141	69,141	69,141
Average TCE	(c)=(a)-(b)	333,520	330,327	310,693	329,790	304,298
Net income	(d)	$12,208	$10,507	$11,412	$33,368	$28,218
ROAE (1)	(d)/(a)	12.03%	10.55%	11.92%	11.18%	10.10%
Net income available to common shareholders	(e)	12,122	10,420	11,326	33,109	28,005
ROATCE (1)	(e)/(c)	14.42%	12.65%	14.46%	13.42%	12.30%

(1) Annualized.

($ in thousands, except per share data)		9/30/2026	6/30/2026	12/31/2025	9/30/2025
Total shareholders' equity	(a)	$402,130	$400,463	$390,026	$384,501
Less: preferred stock	(b)	69,141	69,141	69,141	69,141
TCE	(c)=(a)-(b)	332,989	331,322	320,885	315,360
Outstanding common shares	(d)	14,056,981	14,102,189	14,230,428	14,277,164
Book value per common share	(a)/(d)	$28.61	$28.40	$27.41	$26.93
TCE per common share	(c)/(d)	23.69	23.49	22.55	22.09
Total assets	(e)	$3,537,672	$3,470,124	$3,281,771	$3,363,506
Total shareholders' equity to total assets	(a)/(e)	11.37%	11.54%	11.88%	11.43%
TCE to total assets	(c)/(e)	9.41%	9.55%	9.78%	9.38%